Exhibit 99.1

Advanced Marketing Services, Inc. Announces Financial and Other Information

    SAN DIEGO--(BUSINESS WIRE)--March 29, 2005--Advanced Marketing Services, Inc. (NYSE:MKT), a leading provider of customized wholesaling and distribution services to book retailers and publishers, today announced information concerning recent results of operations, the status of the pending government investigations and litigation, and related matters. The financial estimates included in this public announcement are preliminary and unaudited, and are subject to change.
    The Company expects that consolidated net sales for the fiscal year ending March 31, 2005, will be in the range of between $940 and $970 million. The expected net sales are approximately nine percent less than net sales for the fiscal year ended March 31, 2004, due to the following: the industry-wide softness in book sales; the absence of new, highly successful books in the current fiscal year; and the previously announced end to the Company's unprofitable mass-market relationship with the Borders Group Inc. in February 2005.
    The Company expects that its net loss for the fiscal year ending March 31, 2005, will be in the range of between $0.73 and $0.83 per share. This estimated net loss includes approximately $0.48 per share (net of related income tax effects) of legal, forensic accounting and auditing fees related to previously announced government investigations, litigation and restatement of financial statements, and the now completed independent internal review of the Company's cooperative advertising and other matters that was conducted at the direction of the independent members of the Company's Board of Directors. The estimated net loss also includes: an increase in distribution costs of approximately $0.34 per share (net of related income tax effects) resulting primarily from the closure of the Company's distribution center in Reno, Nevada, the consolidation of the Reno operations in the Company's Indianapolis, Indiana, distribution center, and the creation of a centralized returns center in Indianapolis; and approximately $0.05 per share (net of related income tax effects) for severance payments to former executives. These distribution and executive reorganization efforts now are substantially complete and, as a result, the Company expects related costs to return to historical levels in the coming fiscal year.
    The Company's two largest customers have advised the Company that the Company has or soon will lose a minority portion of its share of book sales to those two customers. The Company believes that the effect will be to decrease consolidated net sales by an additional eight percent based upon recent sales. Based upon conversations with both customers, the Company believes it is possible to regain its prior share from both, although no assurance can be given that this will occur with either customer.
    In the fiscal year ending March 31, 2005, the Company completed its internal review, continued to cooperate fully in the pending government investigations, and settled almost all cooperative advertising matters with customers and publishers. The Company has identified and recorded all adjustments from its internal evaluation of the historical financial statements subject to restatement and believes it is now substantially complete. The Company continues to work with its independent auditors to complete the audits of the restatement and its fiscal year ended March 31, 2004.
    Prior to March 31, 2005, the Company will request from the New York Stock Exchange a three-month extension, through June 2005, to complete the filing of its Form 10-K for fiscal year 2004. There can be no assurance that the extension will be granted or that the Form 10-K will be filed. If the extension is not granted, the Company's stock may be subject to delisting from the New York Stock Exchange.
    The Company also announced that the pending government investigations, reorganization and settlements have resulted in increased borrowings under its loan agreement. However, these costs are now decreasing and the Company has undertaken other cost containment and efficiency improvement actions. The Company believes its relationship with its bank is good, and the Company may explore additional sources of financing to assure sufficient liquidity.

    ABOUT ADVANCED MARKETING SERVICES, INC.

    Headquartered in San Diego, California, Advanced Marketing Services, Inc. (AMS) is a leading provider of customized wholesaling, distribution and publishing services to the book industry. The Company has operations in the U.S., Mexico, the United Kingdom and Australia and employs approximately 1,400 people worldwide. AMS provides a full range of value-added services that provide its retail customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. The Company's proprietary Vendor Managed Inventory
(VMI) software is a unique tool that allows its book specialists to manage efficiently and effectively the book distribution supply chain for the benefit of its membership warehouse club customers. Publishers Group Worldwide (PGW), an alliance of the global book distribution operations of AMS, provides independent publishers with exclusive full service English-language sales and distribution services.
    Recent public announcements about Advanced Marketing Services, Inc. are available on both the Company's Website, www.advmkt.com, and on Business Wire, www.businesswire.com.

    Forward-looking statements in this public announcement are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties, including, without limitation, the following statements:

    -- The Company expects that consolidated net sales for the fiscal year ending March 31, 2005, will be in the range of between $940 and $970 million.

    -- The Company expects that its net loss for the fiscal year ending March 31, 2005, will be in the range of between $0.73 and $0.83 per share.

    -- This estimated net loss includes approximately $0.48 per share of legal, forensic accounting and auditing fees related to previously announced government investigations, litigation and restatement of financial statements, and also includes the now completed independent internal review of the Company's cooperative advertising and other matters that was conducted at the direction of the independent members of the Company's Board of Directors.

    -- The estimated net loss also includes an increase in distribution costs of approximately $0.34 per share resulting primarily from the closure of the Company's distribution center in Reno, Nevada, the consolidation of the Reno operations in the Company's Indianapolis, Indiana, distribution center, and the creation of a centralized returns center in Indianapolis, and approximately $0.05 per share for severance payments to former executives.

    -- Distribution and executive reorganization efforts now are substantially complete and, as a result, the Company expects related costs to return to historical levels in the coming fiscal year.

    -- The Company believes that the effect of the loss of business from its two major customers will be to decrease consolidated net sales by an additional eight percent based upon recent sales.

    Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the results of the independent audit of the Company's financial statements, the ongoing internal review, and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission. The Company does not assume any duty to update forward-looking statements. Such statements are based on information available as of the date hereof, and are made only as of the date of this public announcement.

    CONTACT: Advanced Marketing Services, Inc.
             Bruce C. Myers, 858-450-3518
             bruce.myers@advmkt.com
             or
             Curtis R. Smith, 858-450-3519
             curt.smith@advmkt.com